                                                                   EXHIBIT 10.40










                              CERIDIAN CORPORATION

                    AMENDED SAVINGS-RELATED SHARE OPTION PLAN

                       INLAND REVENUE REFERENCE: SRS 2055

                   ADOPTED BY THE COMPANY ON 15 DECEMBER 1997

               APPROVED BY THE INLAND REVENUE ON 13 FEBRUARY 1998

                   AMENDED BY THE COMPANY ON 14 FEBRUARY 2001
                         WITH EFFECT FROM 30 MARCH 2001















                                    KPMG
                                    1 PUDDLE DOCK
                                    LONDON
                                    EC4V 3PD
                                    REF: CERIDIAN/SS/REPORTS/ ROLLOVERFINAL.DOC

                        RULES OF THE CERIDIAN CORPORATION
                    AMENDED SAVINGS-RELATED SHARE OPTION PLAN

                                      INDEX

                                                                             PAGE
                                                                             ----
 1   Definitions ........................................................      2
 2   Invitation to apply for Options ....................................     10
 3   Scaling Down .......................................................     12
 4   Grant of Options ...................................................     13
 5   Limitations on Grant ...............................................     14
 6   Exercise of Options ................................................     14
 7   Take-overs, Reconstructions and Liquidations .......................     16
 8   Variation of Share Capital .........................................     17
 9   Manner of Exercise of Options ......................................     18
10   Administration and Amendment .......................................     20
11   Compliance with Laws and Regulations ...............................     22
12   Loss of Office or Employment .......................................     22

                        RULES OF THE CERIDIAN CORPORATION
                    AMENDED SAVINGS-RELATED SHARE OPTION PLAN

1        DEFINITIONS

1.1 In these Rules the following words and expressions shall have, where the context so admits, the following meanings:

         "Accounting Period"               -          an accounting reference period of the Company;

         "Act"                             -          the Income and Corporation Taxes Act 1988;

         "Acquiring Company"               -          where the conditions of paragraph 15 of Schedule
                                                      9 are met, either such company as shall be at any
                                                      time the "Acquiring Company" as defined in that
                                                      paragraph, or some other company falling within
                                                      sub-paragraph (b) or sub-paragraph (c) of
                                                      paragraph 10 of Schedule 9 in relation to the
                                                      Acquiring Company over whose shares an Option has
                                                      been granted;

         "Administrator"                              an Administrator appointed by the Committee

         "Adoption Date"                   -          the date on which the Plan is adopted by resolution
                                                      of the Company;

         "Application"                     -          an application for an Option in the form as
                                                      approved by the Committee from time to time;

         "Approval Date"                   -          the date upon which the Board of Inland Revenue
                                                      approves the Plan;

         "Associated Company"              -          has the same meaning as in section 416 of the Act;

         "Auditors"                        -          the auditors for the time being of the Company
                                                      (acting as experts and not as arbitrators);

         "Board"                           -          the Board of directors of the Company or a
                                                      committee of the Board;

         "Bonus Date"                      -          where repayments under the relevant Savings
                                                      Contract are taken as including the Maximum
                                                      Bonus, the earliest date on which the Maximum
                                                      Bonus is payable and in any other case the
                                                      earliest date on which a bonus is payable under
                                                      the relevant Savings Contract;

         "Committee"                       -          a duly constituted committee of the Board
                                                      delegated with the authority to consider the
                                                      remuneration of Group Employees;

         "Company"                         -          Ceridian Corporation incorporated under the laws of
                                                      Delaware in the United States of America or save
                                                      for Rules 2, 3, 4, and 5  either the Acquiring
                                                      Company or the New Corporation;

         "Control"                         -          has the same meaning as in section 840 of the Act;

         "Date of Grant"                   -          the date on which an Option is, was or is to be
                                                      granted to an Eligible Employee under the Plan,
                                                      pursuant to Rule 4.1, or on which an Option is or
                                                      was treated as being granted pursuant to Rule 4.2
                                                      or 4.2A;

         "Dealing Day"                     -          a day on which the Stock Exchange is open for the
                                                      transaction of business;

         "Eligible Employee"               -          any Group Employee who:

                                                      (a)(i)   in the case of a director, normally
                                                               devotes 25 hours or more per week to his
                                                               duties (exclusive of meal breaks); and

                                                      (a)(ii)  is chargeable to tax in respect of his
                                                               employment or office under Case I of
                                                               Schedule E; and

                                                      (a)(iii) is employed by any Group Company on the
                                                               date on which the Company grants an
                                                               Option pursuant to Rule 4.1 below or has
                                                               been continuously employed with any Group
                                                               Company for a longer period at such date
                                                               (such longer period not to exceed 5 years
                                                               as at such date) as the Committee may
                                                               stipulate for all Options granted on any
                                                               one occasion (and for the avoidance of
                                                               doubt periods of service with any such
                                                               company prior to its becoming a Group
                                                               Company shall be disregarded);

                                                      unless, at its discretion, the Committee
                                                      has specifically resolved that for all
                                                      Options granted on any one occasion all or
                                                      any of the above conditions shall be
                                                      waived; and

                                             (b)      has been nominated by the Committee either
                                                      individually or as a member of a category of
                                                      directors or employees for participation in the
                                                      Plan; and

                                             (c)      is not prohibited from participating by the
                                                      provisions of Paragraph 8 of Schedule 9;

         "Exercise Price"                  -          the price at which an Eligible Employee may
                                                      acquire a Share on the exercise of an
                                                      Option being, subject to Rule 7.2 and Rule
                                                      8, not less than the greater of:

                                             (i)      the nominal value of a Share; and

                                             (ii)     80 per cent or such other percentage as
                                                      is for the time being permitted by statute
                                                      or other statutory provision of the Market
                                                      Value of a Share on the day the Invitation
                                                      was issued pursuant to Rule 2 if the
                                                      Exercise Price is specified in the
                                                      Invitation or, if the Exercise Price is
                                                      notified to the Eligible Employees after
                                                      the Invitations are issued but before the
                                                      Options are granted, on the day the
                                                      Eligible Employees are so notified, and
                                                      for the avoidance of doubt the Exercise
                                                      Price may in the Committee's discretion be
                                                      set at a percentage of Market Value which
                                                      is higher than 80%;

         "Group"                           -          the Company and any other company which is a
                                                      Subsidiary of the Company and which is for the time
                                                      being nominated by the Board to be a participating
                                                      company under the Plan and the phrase "Group
                                                      Company" shall be construed accordingly;

         "Group Employee"                  -          a director or employee of any and all Group Companies;

         "Injury or Disability"            -          the cessation of employment or office by reason
                                                      of injury or disability provided the

                                                      Committee are satisfied, on production of such evidence
                                                      as it may reasonably require:

                                                      (i)      that the individual has ceased to
                                                               exercise and, by reason of injury or
                                                               disability, is incapable of exercising
                                                               that office or employment; and

                                                      (ii)     that the individual is likely to remain
                                                               so incapable for the foreseeable future;

         "Invitation"                      -          a letter of invitation to participate in the Plan
                                                      in a form approved by the Committee and capable
                                                      of amendment  by the Committee from time to time
                                                      if Inland Revenue approval is obtained for any
                                                      such amendment;

         "Market Value"                    -          on any day an amount equal to the closing market
                                                      price per Share as reported on the New York Stock
                                                      Exchange Composite Tape on that date (or if no
                                                      shares were traded or quoted on such date the
                                                      next preceding date on which there was such a
                                                      trade or quote) as converted to pounds sterling
                                                      by reference to the Financial Times spot exchange
                                                      rate for the date the Invitation is issued or, if
                                                      later, the date the Eligible Employees are
                                                      notified of the Exercise Price;

         "Maximum Bonus"                   -          the bonus payable to the Option Holder at the maturity of a
                                                      Savings Contract which matures after seven years;

         "New Corporation"                 -          the company after 30 March 2001 called Ceridian
                                                      Corporation incorporated under the laws of Delaware in the
                                                      United States

                                                      of America, registered office Corporation Trust
                                                      Center, 1209 Orange Street, in the City of Wilmington,
                                                      County of New Castle, 19801;

         "New Option"                      -          either an option over shares in the Acquiring
                                                      Company meeting the requirements of
                                                      sub-paragraphs 15(3)(a) to (d) of Schedule 9,
                                                      granted in consideration for the release of a
                                                      Subsisting Option within the "appropriate period"
                                                      (as defined by paragraph 15(2) of Schedule 9) or
                                                      an option over Shares in the New Corporation, as
                                                      the case may be;

         "Nominated Savings Authority"     -          the savings authority or the savings authorities
                                                      (as the case may be) nominated by the Company for
                                                      the purposes of the Plan;

         "Option"                          -          a right to acquire Shares granted or to be granted
                                                      pursuant to Rules 4.1, 4.2 or 4.2A;

         "Option Certificate"              -          an option certificate appropriate to the Company
                                                      in a form approved by the Committee from time to
                                                      time;

         "Option Holder"                   -          a person who has been granted an Option or (where
                                                      the context admits) his legal personal
                                                      representative(s);

         "Option to Subscribe"             -          an Option to subscribe for Shares granted by the
                                                      Company;

         "Other Plan"                      -          any Plan (other than this Plan) being any
                                                      savings-related share option Plan approved under
                                                      Schedule 9;

         "this Plan"                       -          this Ceridian Corporation Amended Savings-Related
                                                      Share Option Plan constituted and governed by the
                                                      Rules;

         "Redundancy"                      -          the cessation of employment or office by reason
                                                      of redundancy within the meaning of the
                                                      Employment Rights Act 1996;

         "Retirement"                      -          the cessation of employment or office by reason
                                                      of retirement either at the Specified Age or any
                                                      other age at which the individual is bound to
                                                      retire in accordance with the terms of his
                                                      contract of employment;

         "Rules"                           -          the rules of the Plan as the same may be amended
                                                      from time to time;

         "Savings Contract"                -          a 3 or 5 year contract under a certified
                                                      contractual savings scheme (within the meaning of
                                                      section 326 of the Act) entered into by an
                                                      Eligible Employee with a Nominated Savings
                                                      Authority and which has been approved by the
                                                      Board of Inland Revenue for the purposes of
                                                      Schedule 9;

         "Schedule 9"                      -          Schedule 9 to the Act;

         "Share"                           -          a share in the common stock of the Company a
                                                      share in which is within the meaning of ordinary
                                                      share capital in section 832(1) of the Act;

         "Specified Age"                   -          age 60;

         "Standard 3 Year Bonus"           -          the bonus payable to the Option Holder under a Savings
                                                      Contract which matures after three years;

         "Standard 5 Year Bonus"           -          the bonus payable to the Option Holder under a Savings
                                                      Contract which matures after five years;

         "Stock Exchange"                  -          The New York Stock Exchange;

         "Subsidiary"                      -          a company which is under the Control of the
                                                      Company and which is a subsidiary of the Company
                                                      within the meaning of section 736 of the
                                                      Companies Act 1985;

         "Subsisting Option"               -          an Option which has been granted and which has
                                                      not lapsed, been surrendered, renounced or been
                                                      exercised in full;

         "Transaction"                     -          the reverse spin off undertaken by the company
                                                      which on 30 March 2001 was known as Ceridian
                                                      Corporation whereby, inter alia, the New
                                                      Corporation acquired Control of Ceridian Holdings
                                                      UK Limited on 28 March 2001.

         1.2 In these Rules, except insofar as the context otherwise requires:

         (i) words denoting the singular shall include the plural and vice versa;

         (ii) words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

         (iii) reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment;

         (iv) words have the same meanings as in Schedule 9 unless the context otherwise requires; and

         (v) headings and captions are provided for reference only and shall not be considered as part of the Plan.

2.       INVITATION TO APPLY FOR OPTIONS

2.1 At any time after the Approval Date but not later than the tenth anniversary of the Adoption Date, the Committee may at any time invite every Eligible Employee by issuing an Invitation to apply for the grant of an Option providing that at the intended Date of Grant the Shares satisfy the conditions of paragraphs 10 to 14 inclusive of Schedule 9.

2.2      Each Invitation shall specify:

         (i) the date, being not less than 14 days after the issue of the Invitation, by which an application must be made;

         (ii) whether or not the Eligible Employee may take out a 3 or 5 year Savings Contract;

         (iii) the Exercise Price or the method by which the Exercise Price will be notified to Eligible Employees prior to the proposed Date of Grant and for the avoidance of any doubt any such notification shall be made not less than 5 days before the date on which an application must be made;

         (iv) whether or not for the purpose of determining the number of Shares over which an Option is to be granted, the repayment under the Savings Contract is to be taken:

                  (a)      as including the Maximum Bonus;

                  (b) as including only the Standard 5 Year Bonus or the Standard 3 Year Bonus;

                  (c)      as not including a bonus.

         (v) the maximum permitted aggregate monthly savings contribution being the lesser of the maximum amount specified in Paragraph 24 of Schedule 9 or such other maximum as may be determined by the Committee, and be permitted by the Board of the Inland Revenue pursuant to Schedule 9 and by the Nominated Savings Authority;

         and the Committee may determine and include in the Invitations details of the maximum number of Shares over which Options may be granted on that occasion and a statement that in the event of excess Applications, each Application may be scaled down in accordance with the Rules.

2.3 Each Invitation shall be accompanied by an Application which shall provide for the applicant to state:

         (i) the monthly savings contribution being a multiple of L.1 and not less than L.5 which he wishes to make under the related Savings Contract;

         (ii)     whether or not he wishes to take out a 3 or 5 year Savings
                  Contract;

         (iii) that his proposed monthly savings contribution, when added to any monthly savings contributions then being made under any other Savings Contract linked to an Option granted under the Plan or any Other Plan will not exceed the maximum permitted aggregate monthly savings contribution specified in the Invitation;

         (iv) his election as to whether for the purpose of determining the number of Shares over which an Option is to be granted, the repayment under the Savings Contract is to be taken as including the Maximum Bonus, the Standard 5 Year Bonus, or the Standard 3 Year Bonus or as not including a bonus;

         and shall authorise the Administrator to enter on the Savings Contract such monthly savings contributions, not exceeding the maximum stated on the Application, as shall be determined pursuant to Rule 3 below.

2.4 Each Application shall be deemed to be for an Option over the largest whole number of Shares which can be bought at the Exercise Price with the expected repayment under the related Savings Contract at the Bonus Date.

3.       SCALING DOWN

3.1 If the Administrator receives valid Applications over an aggregate number of Shares which exceeds the amount stated pursuant to Rule 2.2 or any limitation determined pursuant to Rule 5 below in respect of Invitations issued on any day, then the following steps shall be carried out successively to the extent necessary to eliminate the excess:

         (i) each election for a Maximum Bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for the Standard 5 Year Bonus to be included;

         (ii) each election for a Standard 5 Year Bonus or a Standard 3 Year Bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for the bonus to be excluded;

         (iii) the excess over L.5 of the monthly savings contribution chosen by each applicant shall be reduced pro rata to the extent necessary;

         (iv) applications will be selected by lot, each based on a monthly savings contribution of L.5 and the inclusion of no bonus in the repayment under the Savings Contract.

3.2 If after applying the provisions of Rule 3.1(i) to (iii) inclusive the number of Shares available is still insufficient to enable an Option based on monthly savings contributions of L.5 to be granted to each Eligible Employee who made a valid Application the Committee may, as an alternative to selecting by lot as in (iv) above, determine in its absolute discretion that no Options shall be granted.

3.3 If the Committee so determines the provision in Rule 3.1(i) to (iv) inclusive may be modified or applied in any manner as may be agreed in advance with the Inland Revenue.

3.4 Each Application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Administrator shall complete or procure the completion of each Savings Contract proposal form to reflect any reduction in monthly savings contributions resulting therefrom.

4.       GRANT OF OPTION

4.1 Within 30 days of the first day Invitations are issued (or of the date on which Eligible Employees are notified of the Exercise Price where such notification is made after Invitations are issued) or within 42 days of that day when Rule 3 applies and Options cannot be granted within the 30 day period, the Committee shall grant to each applicant who is still an Eligible Employee and is not precluded from participation in the Plan by virtue of Paragraph 8 of Schedule 9 an Option over the number of Shares for which, pursuant to Rule 2.4 and subject to Rule 3, he is deemed to have applied.

4.2 Where the circumstances noted in Rule 7.2 apply New Options may be granted within the terms of paragraph 15(1) of Schedule 9 in consideration for the release of Options previously granted under this Plan. Such New Options are deemed to be equivalent to the old Options and to have been granted within the terms of this Plan.

4.2A During the period of six months from the completion of the Transaction New Options may be granted following an offer by the New Corporation in consideration for the release of Options previously granted under this Plan. Such New Options will be granted only on such terms as satisfy the three criteria as laid down by the FASB in EITF 90-9 and are deemed to be equivalent to the old Options and to have been granted within the terms of this Plan. An Option Holder may only accept such an offer in respect of all of his Subsisting Options.

4.2B New Options may be granted, and in the case of New Options granted under Rule 4.2A above shall be granted, subject to a condition that any liability of a Group Company to pay secondary NIC in respect of the exercise of the Option shall be the liability of the relevant Option Holder and payable by or recoverable from that Option Holder in accordance with Rule 9.8 provided that the Committee may in its discretion at any time or times release the Option Holder from this liability or reduce his liability hereunder unless an election in the form envisaged in Paragraph 3 (B)(1) of Schedule 1 to the Social Security Contribution and Benefits Act 1992 has been entered into between the relevant Group Company and that Participant and that election (or the legislation which provides for such an election to be effective) does not allow for such an election to be subsequently varied.

4.3 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each Option Certificate shall carry a statement to this effect. For the avoidance of doubt, this Rule 4.3 shall not prevent the Option of a deceased Option Holder being exercised by his personal representative(s) within the terms of these Rules.

4.4 As soon as possible after Options have been granted the Administrator shall issue an Option Certificate specifying the Date of Grant, the number of Shares subject to Option, the Exercise Price, and, in the case of New Options granted by the New Corporation as a result of the Transaction, a statement that the Option Holder is liable to pay secondary NIC.

5.       LIMITATIONS ON GRANT

5.1 Before Invitations are issued on any occasion, the Committee may determine a limit on the number of Shares which are to be available in respect of that issue of Invitations.

5.2 No further Invitations will be issued after completion of the Transaction.

6.       EXERCISE OF OPTIONS

6.1 Subject to each of the succeeding sections of this Rule 6 and Rule 9 any Subsisting Option may be exercised by the Option Holder or, if deceased, by his personal representatives in whole or in part at the time of or at any time following the occurrence of the earliest of the following events:

         (i)      the Bonus Date;

         (ii)     the death of the Option Holder;

         (iii) upon the Option Holder ceasing to be a director or employee of the Group where that cessation was by reason of Injury or Disability, Redundancy or Retirement;

         (iv)     an opportunity to exercise the Option pursuant to Rule 7;

         (v) upon the Option Holder ceasing to be a Group Employee, where that cessation was by reason only that the Company has ceased to have Control of such company, or that the office or employment relates to a business or part of a business which is transferred to a person who is neither an associated company (within the meaning of section 416 of the Act) of the Company nor a company of which the Company has Control;

         (vi) the relevant Bonus Date, where the Option Holder holds an office or employment in a company which is not a Group Company but which is:

                  (a)      an Associated Company of the Company; or

                  (b)      a company of which the Company has Control.

6.2 No Option may be exercised by an Option Holder at any time when he is, or by the personal representatives of an individual who at the date of his death was, precluded by paragraph 8 of Schedule 9 from participating in the Plan.

6.3 An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

         (i) except where the Option Holder has died, the expiry of six months following the Bonus Date;

         (ii) where the Option Holder died within six months following the Bonus Date, the first anniversary of the Bonus Date;

         (iii) where the Option Holder has died before the Bonus Date, the first anniversary of his death;

         (iv) unless the Option Holder has died, on the expiry of six months after the Option has become exercisable by virtue of Paragraph
                  (iii) and (v) of Rule 6.1;

         (v)      save in the circumstances in Rule 6.1 (ii), (iii), (iv) and
                  (v) above, and subject to Rule 6.5, immediately following the Option Holder ceasing to be a Group Employee;

         (vi) the expiry of six months after the Option has first become exercisable in accordance with Rule 7;

         (vii)    the Option Holder being adjudicated bankrupt; and

         (viii) the receipt of a valid acceptance of an offer of a New Option by the New Corporation as mentioned at Rule 4.2A above provided that this sub-Rule (ix) shall only apply to trigger a lapse of an Option which had been granted originally under Rule 4.1.

6.4 If an Option Holder continues to be employed by a Group Company after the date on which he reaches the Specified Age he may exercise any Subsisting Option within six months following that date.

6.5 No person shall be treated for the purposes of this Rule 6 as ceasing to be a Group Employee until he is no longer a director or employee of the Company, any Associated Company or a company of which the Company has Control.

7.       TAKE-OVERS, RECONSTRUCTIONS AND LIQUIDATIONS

7.1      If any person obtains Control of the Company as a result of making:

         (i) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

         (ii) a general offer to acquire all the shares (other than shares which are already owned by him) in the Company which are of the same class as Shares subject to a Subsisting Option then the Committee shall notify all Option Holders as soon as is practicable of the offer in accordance with Rule 10.4. Any Subsisting Option may be exercised from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

7.2 If as a result of the events specified in Rule 7.1 an Acquiring Company has obtained Control of the Company, the Option Holder may, if the Acquiring Company so agrees, release any Subsisting Option he holds in consideration for the grant of a New Option.

         A New Option issued in consideration of the release of an Option shall be evidenced by an Option Certificate which shall import the relevant provisions of these Rules.

         A New Option shall, for all other purposes of this Plan, be treated as having been acquired at the same time as the corresponding released Option and the definition of Date of Grant shall be construed accordingly.

7.3 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within 6 months of the passing of the resolution.

7.4 The periods of exercisability under Rule 6.1(iv) and the date of lapse under Rule 6.3 (vi) are those of whichever of the pre-conditions of Rules 7.1 or 7.3 are first achieved. The subsequent achievement of any other pre-conditions will not cause a period of exercisability to begin nor a date of lapse to arise.

7.5 For the purpose of this Rule 7 other than Rule 7.2 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

7.6 The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of Rule 9.

7.7 A New Option shall not be exercisable by virtue of the event pursuant to which it was granted.

8.       VARIATION OF SHARE CAPITAL

8.1 In the event of any variation of the share capital of the Company, including, but without prejudice to the generality of the preceding words, any capitalisation or rights issue or any consolidation, sub-division or reduction of capital by the Company, the number and nominal amount of Shares subject to any Option and the Exercise Price may be adjusted (including retrospective adjustments) by the Committee in such manner as is fair and reasonable provided that:

         (i) the aggregate amount payable on the exercise of an Option in full is neither materially changed nor increased beyond the expected repayment under the Savings Contract at the Bonus Date;

         (ii) the Exercise Price for a Share subject to an Option to Subscribe is not reduced below its nominal value unless (and to the extent that) the Company is authorised to capitalise from its undistributed profits or reserves upon the exercise of such Option an amount equal to the difference between the aggregate Exercise Price and the aggregate nominal value of the Shares to be issued upon such exercise and to apply such sum in paying up the difference;

         Such variation shall be deemed to be effective from the record date at which the respective variation applied to other shares of the same class as the Shares. Any Options exercised within that period shall be treated as exercised with the benefit of the variation confirmed by the Auditors.

8.3 The Administrator shall take such steps as he considers necessary to notify Option Holders of any adjustment made under Rule 8.1 and may call in, cancel, endorse, issue or reissue any Option Certificate consequent upon such adjustment.

9.       MANNER OF EXERCISE OF OPTIONS

9.1 No Option may be exercised whilst the Plan is and is intended to remain approved by the Inland Revenue unless the Shares satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

9.2 An Option may only be exercised over the number of Shares which may be acquired with the sum obtained by way of payment under the related Savings Contract or, where the Option Holder has ceased to make monthly contributions to the Nominated Savings Authority, the sum which would have been obtainable by way of payment had the monthly contributions continued to be made.

9.3 An Option shall be exercised by the Option Holder, or as the case may be by his personal representatives, delivering a notice in writing to the Treasurer of the Company, detailing the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment (which shall not exceed the sum obtained by way of repayment under the related Savings Contract) or authority to the Company to withdraw and apply monies from the Savings Contract to acquire the Shares over which the Option is to be exercised and the relevant Option Certificate and shall be effective on the date of its receipt by the Treasurer of the Company.

9.4 The number of Shares specified in the notice of exercise given in accordance with Rule 9.3 shall be allotted and issued to the participant or at his discretion (if such participant shall have given notice that he wishes to sell some or all of the Shares so acquired) immediately following such acquisition within 30 days of the date of exercise and the Company shall arrange for the delivery of a definitive share certificate in respect thereof or, as the case may be, the appropriate changes to the books of the Company to reflect such allotment and issue of Shares. Save for any rights determined by reference to a record date preceding the date of allotment or transfer, such Shares



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         shall rank pari passu with the other Shares of the same class in issue at the date of allotment or transfer.

9.5 When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.

9.6 For the purpose of Rules 9.2 and 9.3 above, any repayment under the Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls after the date on which repayment is made unless provided for in the terms of the Savings Contract.

9.7 If an Option (which shall for this purpose include a New Option granted under Rule 4.2A) is exercised and the Option Holder is liable to tax, duties or other amounts on such exercise and his employer or former employer being a Group Company is liable to make a payment to the appropriate authorities on account of that liability the Option Holder shall grant to the Company the irrevocable authority, as agent of the Option Holder and on his behalf, to sell or procure the sale of sufficient of the Shares subject to such Option so that the net proceeds payable to the employer or former employer are so far as possible equal to but not less than the amount payable to the appropriate authorities and the Company shall account to the Option Holder for any balance.

         No Shares shall be allotted to the Option Holder until the employer or former employer has received payment. This Rule 9.7 shall not apply if the Option Holder makes alternative arrangements to the satisfaction of his employer or former employer and the Company is informed by the employer or former employer that the arrangements are satisfactory or the Option Holder pays to the Company, as applicable, in Pounds Sterling, (whether by cheque or by banker's draft) the amount necessary to satisfy such liabilities.

9.8 Where the Option Holder was required under Rule 4.2B as a condition of the grant of a New Option under Rule 4.2A to enter into an election in the form envisaged in Paragraph 3 (B) (1) of Schedule 1 to the Social Security Contribution and Benefits Act 1992 and that New Option is exercised then the Option Holder shall grant to the Company the irrevocable authority, as agent of the Option Holder and on his behalf, to sell or procure the sale of sufficient of the Shares subject to such New Option so that the net proceeds payable to the Group Company are so far as possible equal to but not less than the amount of the secondary NIC which the Option Holder is liable for and the Company shall account to the Option Holder for any balance.

         No shares shall be allotted to the Option Holders following exercise of a New Option until the Group Company has received payment. This Rule
         9.8 shall not apply if the Option Holder makes



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         alternative arrangements to the satisfaction of his employer or former employer and the Company's informed by that Group Company that the arrangements are satisfactory.

10.      ADMINISTRATION AND AMENDMENT

10.1 The Plan shall be administered by the Committee in conjunction with the Administrator and the Committee's decision on all disputes shall be final save where the Rules require the concurrence of the Auditors.

10.2     The Board may from time to time amend these Rules provided that:

         (i) no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made unless 75% of such Option Holders consent in writing to such amendment;

         (ii) no amendment may be made which would make the terms on which Options may be granted materially more generous or would increase the limits specified in Rule 5 without the prior approval of the Board;

         (iii) no amendment may be made to the advantage of participants without the prior approval of the Board (except for minor amendments to benefit the administration of the Plan or to take account of a change in legislation and amendments to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the Plan, the Company or for Group Companies);

         (iv) no amendment shall have effect until approved by the Board of Inland Revenue whilst the Plan is and is intended to remain approved by the Inland Revenue pursuant to Schedule 9; and

         (v) no amendment made with the intention that the Plan shall cease to be approved by the Inland Revenue shall take effect unless at the same time the Inland Revenue is notified of such amendment.

10.3 The cost of establishing and operating the Plan shall be borne by the Group Companies in such proportions as the Board shall determine.



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10.4     Any notice or other communication under or in connection with the Plan may be given by the Company either personally or by post, and to the Company either personally or by post for the attention of: Corporate Treasury, Ceridian Corporation, 3311 East, Old Shakopee Road, Minneapolis, Minnesota 55425; items sent by airmail post shall be pre-paid and shall be deemed to have been received 7 days after posting and items sent by pre-paid Federal Express or similar shall be deemed to have been received 5 days after posting.

10.5 The Company shall at all times keep available sufficient authorised and unissued Shares to satisfy the exercise to the full extent of all Subsisting Options, taking account of any other obligations of the Company to issue unissued shares of the same class as Shares.

11.      COMPLIANCE WITH LAWS AND REGULATIONS

11.1 The exercise of any Subsisting Option and the issuance or transfer of Shares pursuant to Rule 9 shall be subject to compliance by the Company and by the Option Holder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Shares of the Company may be listed at the time of such exercise by the Option Holder.

11.2 Prior to exercise of an Option, the Company may request the Option Holder to execute and deliver to the Company such representations in writing in order that the Company and the Option Holder comply with the applicable requirements of federal and state securities law.

12.      LOSS OF OFFICE OR EMPLOYMENT

         The rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination.



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